AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1 DATED as of APRIL __, 1997 to EMPLOYMENT AGREEMENT dated May 28, 1987 (the "Agreement"), by and between TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC. (the "Employer"), a Delaware corporation, with offices located at 22700 Savi Ranch Parkway, Yorba Linda, California and MALCOLM BACA, residing at 24611 Catalonia, Mission Viejo, California 92691 (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, Employer, a 90%-owned subsidiary of Zing Technologies, Inc. ("Zing"), maintains a data base of certain components for military equipment;

     WHEREAS, Employee owns a total of 1,520 shares of Employer's Common Stock, $.01 par value (the "Employee Shares") which total shall increase to 55,383 following a planned stocksplit of 36.436 shares for each share currently issued and outstanding ("Stock Split");

     WHEREAS, Employer has filed a registration statement on Form SB-1 under the Securities and Exchange Act of 1933 on January 30, 1997 (the "Registration Statement") pursuant to which Zing, after the Stock Split, will distribute all of its holdings of Employer common stock, par value $.01, to the stockholders of Zing, and Employer will as of the date of such Distribution (the "Distribution Date") become a stand alone, publicly held corporation;

     WHEREAS, Employer desires that Employee agree to enter into a lock-up agreement with Employer preventing Employee from selling all or any portion of the Employee Shares for a period of one year following the Distribution Date and, after the expiration of such one year period, from selling an amount of shares in excess of 25% of the Employee Shares for a period of two years following the Distribution Date; and



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     WHEREAS,  Employer  and Employee  desire that the term of the  Agreement be extended until April 30, 1999;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

          1. The following provision shall be added in its entirety to the Employment Agreement:

     "19. Lock - up. Employee agrees that he shall not sell all or any portion of the Employee Shares for a period of one year following the Distribution Date as defined in that certain Registration Statement on Form SB-1 bearing Registration No. 333- 20709 and, after the expiration of such one year period, Employee shall not sell an amount in excess of 25% of the Employee Shares for a period of two years following the Distribution Date."

          2. Notwithstanding the provisions of Sections 2 (Employment) and 4 (Term of Employment) of the Agreement, the parties hereby agree to extend the term of Employee's employment until April 30, 1999.

          3. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.


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


          4. This amendment, together with the Agreement, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto, whether written or oral, among the parties or any of them with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this agreement as of the day and year first above written.


                                                   TRANSITION ANALYSIS
                                                   COMPONENT TECHNOLOGY, INC.

ATTEST:

                                                     By:
-----------------------------                           -----------------------
      Secretary                                          Employer


                                                       ------------------------
                                                        Malcolm Baca, Employee
WITNESS:


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